First Quarter 2025 Webcast Presentation May 1, 2025 NYSE: WCC

2 All statements made herein that are not historical facts should be considered as "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. These statements include, but are not limited to, statements regarding business strategy, growth strategy, competitive strengths, productivity and profitability enhancement, competition, new product and service introductions, and liquidity and capital resources. Such statements can generally be identified by the use of words such as "anticipate," "plan," "believe," "estimate," "intend," "expect," "project," and similar words, phrases or expressions or future or conditional verbs such as "could," "may," "should," "will," and "would," although not all forward-looking statements contain such words. These forward-looking statements are based on current expectations and beliefs of Wesco's management, as well as assumptions made by, and information currently available to, Wesco's management, current market trends and market conditions and involve risks and uncertainties, many of which are outside of Wesco's and Wesco's management's control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements. Important factors that could cause actual results or events to differ materially from those presented or implied in the forward-looking statements include, among others, the failure to achieve the anticipated benefits of, and other risks associated with, acquisitions, joint ventures, divestitures and other corporate transactions; the inability to successfully integrate acquired businesses; the impact of increased interest rates or borrowing costs; fluctuations in currency exchange rates; evolving impacts from tariffs or other trade tensions between the U.S. and other countries (including implementation of new tariffs and retaliatory measures); failure to adequately protect Wesco's intellectual property or successfully defend against infringement claims; the inability to successfully deploy new technologies, digital products and information systems or to otherwise adapt to emerging technologies in the marketplace, such as those incorporating artificial intelligence; failure to execute on our efforts and programs related to environmental, social and governance (ESG) matters; unanticipated expenditures or other adverse developments related to compliance with new or stricter government policies, laws or regulations, including those relating to data privacy, sustainability and environmental protection; the inability to successfully develop, manage or implement new technology initiatives or business strategies, including with respect to the expansion of e-commerce capabilities and other digital solutions and digitalization initiatives; disruption of information technology systems or operations; natural disasters (including as a result of climate change), health epidemics, pandemics and other outbreaks; supply chain disruptions; geopolitical issues, including the impact of the evolving conflicts in the Middle East and Russia/Ukraine; the impact of sanctions imposed on, or other actions taken by the U.S. or other countries against, Russia or China; the failure to manage the increased risks and impacts of cyber incidents or data breaches; and exacerbation of key materials shortages, inflationary cost pressures, material cost increases, demand volatility, and logistics and capacity constraints, any of which may have a material adverse effect on the Company's business, results of operations and financial condition. All such factors are difficult to predict and are beyond the Company's control. Additional factors that could cause results to differ materially from those described above can be found in Wesco's most recent Annual Report on Form 10-K and other periodic reports filed with the U.S. Securities and Exchange Commission. Non-GAAP Measures In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) above, this presentation includes certain non-GAAP financial measures. These financial measures include organic sales growth, gross profit, gross margin, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA, adjusted EBITDA margin, financial leverage, free cash flow, adjusted selling, general and administrative expenses, adjusted income from operations, adjusted operating margin, adjusted other non-operating expense (income), adjusted provision for income taxes, adjusted income before income taxes, adjusted net income, adjusted net income attributable to WESCO International, Inc., adjusted net income attributable to common stockholders, and adjusted earnings per diluted share. The Company believes that these non-GAAP measures are useful to investors as they provide a better understanding of our financial condition and results of operations on a comparable basis. Additionally, certain non-GAAP measures either focus on or exclude items impacting comparability of results such as digital transformation costs, restructuring costs, merger-related and integration costs, cloud computing arrangement amortization, pension settlement cost and excise taxes on excess pension plan assets related to the settlement of the Anixter Inc. Pension Plan, loss on abandonment of assets, the gain recognized on the divestiture of the WIS business, the loss on termination of business arrangement, and the related income tax effects, allowing investors to more easily compare the Company's financial performance from period to period. Management does not use these non-GAAP financial measures for any purpose other than the reasons stated above. Forward-Looking Statements and Non-GAAP Measures

3 First Quarter Highlights and Outlook Momentum continued in Q1 and building to start Q2; reaffirmed FY25 outlook Positive sales momentum from fourth quarter continued in first quarter with organic sales up 6% YOY ― Growth driven by data center which was up ~70%, along with strong growth in Broadband and OEM ― Continued weakness in our utility business as expected ― Sequential sales better than normal seasonality ― Gross margin relatively stable sequentially with initial improvement in CSS as expected Strategic actions taken; positive momentum building to start the second quarter ― Increased inventory will help manage the potential supply chain impact of global tariffs ― Issued $800 million of 2033 notes that support redemption of our preferred stock in June ― Backlog increased in the first quarter ― Positive momentum with estimated April sales per workday up 7% Full year 2025 outlook reaffirmed based on positive momentum from the first four months of the year ― Focused on cross sell activities and our enterprise-wide gross margin improvement program ― Continuing to execute our tech-enabled business transformation ― Very well positioned to benefit from enduring secular growth trends of AI-driven data centers, increased power generation, electrification, automation, and reshoring

First Quarter YOY Results

Organic sales up 6%, sequential sales better than normal seasonality

Net Sales[1]



$ millions
$5,350
$5,344
Q1 2024 Sales
Price
Volume
M&A, Fx, and Workdays
Q1 2025 Sales

- Reported sales flat, organic sales up 6%
- Price and volume offset the divestiture of Integrated Supply, impact of one fewer workdays and foreign exchange headwinds
- Estimated growth from price of ~1.5%

Adjusted EBITDA



$340
6.4% of sales
$311
5.8% of sales
Q1 2024 Adjusted EBITDA
Reported Sales
Gross Margin %
SG&A $[2]
Q1 2025 Adjusted EBITDA

- Gross margin 21.1%, down 20 bps YOY and 10 bps sequentially
- UBS gross margin up YOY, offset by lower CSS gross margin as expected and EES down due to product mix and increased project activity
- SG&A up ~2% driven by higher transportation and facility costs
- Adjusted EPS down 4%

[1] Sales growth attribution based on company estimates
[2] SG&A excludes the impact of stock-based compensation and cloud computing amortization
See appendix for non-GAAP definitions and reconciliations

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Electrical & Electronic Solutions (EES)

Organic sales up 3% led by growth in OEM

First Quarter Drivers

- Organic sales up 3%, reported sales flat YOY[1]
  - Construction down LSD reflecting lower sales in the U.S. offset by growth in Canada (up LSD organically)[3]
  - Industrial down LSD reflecting lower sales in the U.S. and Canada due to macro uncertainty (flat organically)[3]
  - OEM up HSD reflecting strong growth in both U.S. and Canada (up HSD organically)
- Backlog up 3% YOY and up 4% sequentially
- Adjusted EBITDA down reflecting lower gross margin and higher SG&A on flat sales
  - Lower gross margin driven by project activity and product mix
  - Aggressive execution of margin improvement program as we move through 2025

$ millions / margin %

	Q1 2025	Q1 2024	YOY
Sales	**$2,065**	**$2,064**	**3%[2]**
Adjusted EBITDA	**$143**	**$162**	**(12)%**
			bps fav / (unfav)
Gross Profit	22.8%	23.4%	(60) bps
SG&A	15.9%	15.6%	(30) bps
Adjusted EBITDA	6.9%	7.8%	(90) bps

EES data center sales now approaching $400 million on a trailing twelve-month basis

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[1] Organic and reported growth versus prior year sales recast for the shift of certain business from EES to CSS. See appendix for reconciliations of all prior year periods.
[2] Sales growth shown on an organic basis.
[3] Organic growth rates reflect adjustments for differences in foreign exchange rates and number of workdays.
See appendix for non-GAAP definitions and reconciliations.

5

Communications & Security Solutions (CSS)

Strong data center sales drove double-digit growth for CSS

First Quarter Drivers

- Organic sales up 18%, reported sales up 17%[1] YOY
  - Wesco Data Center Solutions (WDCS) up over 65% driven by large project activity
  - Enterprise Network Infrastructure (ENI) up LSD driven by service provider and wireless
  - Security, excluding sales to data centers, down LSD (up MSD including data center sales)
- Backlog up 32% YOY, and up 18% sequentially, reflecting strong growth in data center projects
- Adjusted EBITDA up 20 bps driven by strong operating leverage (lower SG&A as a percent of sales)
  - Lower gross margin YOY driven by business and project mix, gross margin was up 10 bps sequentially

$ millions / margin %

	Q1 2025	Q1 2024	YOY
Sales	**$2,000**	**$1,705**	**18%[2]**
Adjusted EBITDA	**$159**	**$131**	**21%**
			bps fav / (unfav)
Gross Profit	21.0%	21.8%	(80) bps
SG&A	13.0%	14.1%	110 bps
Adjusted EBITDA	7.9%	7.7%	20 bps

Continued strong data center growth; global position and leading value proposition drive profitable growth in 2025

[1] Organic and reported growth versus prior year sales recast for the shift of certain business from EES to CSS. See appendix for reconciliations of all prior year periods.
[2] Sales growth shown on an organic basis.
See appendix for non-GAAP definitions and reconciliations.

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AI-Driven Data Centers Delivering Strong Growth for Wesco

Total data center sales now 14% of TTM sales and 16% of Q1 Wesco company sales

3-5 Years Time to Power				***1-2 Year Construction Period***			
Land acquisition with access to power	Transmission lines to a substation for site	Generator sets to enable backup power	Transformers to data center	Civil construction	Mechanical, plumbing and electrical equipment	Electrical distribution inside data hall	Commissioning



Site Substation
Transformers
Generators
Data Center
gray space
white space

Total Data Center (all SBUs) YOY Growth



Up ~10%
Up ~20%
Up ~50%
Up ~90%
Up ~70%
Q1 '24
Q2 '24
Q3 '24
Q4 '24
Q1 '25

Growth and expansion of capabilities through M&A

Hyperscale solutions	*Data center building intelligence software*	*Data center facility services across the entire lifecycle*
Rahi Systems	entroCIM	ascent
November 2022	*June 2024*	*December 2024*

Substantial expansion of capabilities through M&A has rapidly increased our exposure to this high-growth secular trend

7

1 Sales growth shown on an organic basis. See appendix for non-GAAP definitions and reconciliations. Double-digit EBITDA margin maintained into 2025; expect utility to return to growth in the second half of 2025 Utility & Broadband Solutions (UBS) Continued weakness in utility partially offset by strong broadband growth Q1 2025 Q1 2024 YOY Sales $1,278 $1,581 (5)%1 Adjusted EBITDA $138 $169 (18)% bps fav / (unfav) Gross Profit 18.4% 17.9% 50 bps SG&A 7.6% 7.2% (40) bps Adjusted EBITDA 10.8% 10.7% 10 bps First Quarter Drivers • Organic sales down 5%, reported sales down 19% due to WIS divestiture – Utility down HSD due to ongoing customer destocking – Broadband up HSD reflecting continued strong growth in Canada • Backlog down 13% YOY but up 13% sequentially reflecting improving order rates and the impact of new utility customer wins • Adjusted EBITDA margin up 10 bps YOY reflecting the Integrated Supply divestiture 8 $ millions / margin %

9 Free Cash Flow 2025 YTD $ millions Free cash flow above expectations in Q1; on track to deliver $600 to $800 million in FY25 8% of Adjusted Net Income 20.6% 20.1% TTM March 31, 2024 TTM March 31, 2025 Net Working Capital1 % of TTM Sales 1 Represents a four-quarter average of net working capital as of June 30, September 30, December 31, and March 31, as a percentage of revenue for the twelve months ended March 31. See appendix for non-GAAP definitions and reconciliations. 50 basis point improvement $(20) $9 Adjusted Net Income D&A and Other Accounts Receivable Inventory Accounts Payable Capex Free Cash Flow $124 $(23) $(189) $(227) $344

1,550 1,725 1,325 850900 800 2025 2026 2027 2028 2029 2030 2031 2032 2033 Redeeming the Preferred Stock in June Strengthens balance sheet; no significant maturities until 2028 10 Refinancing of the preferred stock creates substantial net income, EPS and cash flow benefits Summary and Financial Benefits • Announced redemption of high-cost $540 million preferred stock (10.625% dividend rate) • Will use a portion of our new 6.375% senior notes, due 2033, to redeem the preferred stock in June • Strengthens balance sheet and reduces total financing costs; no significant maturities until 2028 • Approximately $32 million annualized benefit to net income and cash flow1 • Approximately $0.65 annualized benefit to EPS1 AR facility Senior Notes2 Revolver facility Facility Maturity Schedule $ millions 1 Assuming a 27% effective tax rate and 49.6 million diluted shares outstanding. 2 Senior notes shown at par value; excludes $4.2 million of Anixter senior notes due 2025.

Tariff Impact and Response Wesco is experienced at successfully navigating global supply chain challenges 11 Executing our well-established playbook to address supplier price increases and the impact of global tariffs Potential Areas of Impact • Significant number of supplier price increases to reflect tariffs • Potential changes to demand • Transitional inventory gains • Wesco importer of record on less than 4% of Cost of Goods Sold Tariff Response • Pass through price increases • Timing between price increase announcement and pass through • Leverage scale to provide locally sourced products • Reduce imports from high tariff countries • Optimize supply chain logistics and reengineering global supply chains

12 2025 Strategic Business Unit Sales Growth Drivers Expect organic growth of 2.5% to 6.5%; reported growth to be flat to up 4% OEM Industrial Construction Data Center Security Enterprise Network Infrastructure Broadband Utility % of Wesco 2024 Sales2 SBU Sales Breakdown 1 2024 Actual 2025 Outlook 2025 Outlook Electrical & Electronic Solutions 39% Flat to up LSD 35% Communications & Security Solutions Up MSD to HSD 26% Utility & Broadband Solutions Data Center expected to be up ~20% (Reported Sales Growth) (Reported Sales Growth) Flat to up LSD2 1 Bars indicate the percentage of SBU sales 2 Excludes Integrated Supply business which was divested as of April 1, 2024

Reaffirming 2025 Outlook

		2025 Outlook
Sales	**Organic sales growth**	2.5% - 6.5%
	Estimated Fx impact	(1.5)%
	M&A and Workday impact	(1)%
	Reported sales growth	**0% - 4%**
	Reported sales	**$21.8 – $22.7 billion**
Adjusted EBITDA	**Adjusted EBITDA margin**	**6.7% - 7.2%**
Adjusted EPS	**Adjusted diluted EPS**	**$12.00 – $14.50**
Cash	**Free cash flow**	**$600 – $800 million**

- Sales above the mid-point of the range
- EBITDA margin below the mid-point of the range

2025 Modeling Assumptions *(millions, except effective tax rate)*	**FY 2025** February	**FY 2025** May
Depreciation and Amortization	~$185–195	~$185–195
Cloud Computing Amortization Expense Adjustment	~$40[1]	~$40[1]
Interest Expense	~$340–350	~$340–350
Other Expense, net	~$10–20	~$10–20
Capital Expenditures	~$120	~$120
Share Count	49–50	49–50
Effective Tax Rate	~27%	~26% (~27% in Q2-Q4)

2025 Underlying Assumptions

- Impact of future pricing, including tariffs, is not incorporated in the outlook consistent with past practice
- Increased capital spending for data centers
- Utility sales recovery starts in the second half of the year
- Industrial markets recover led by short cycle end markets
- Reflects a modest reduction in the Federal Funds Rate

[1] Cloud computing amortization recognized as SG&A expense in accordance with GAAP
See appendix for non-GAAP definitions and reconciliations

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14 Second Quarter Outlook Positive sales growth momentum continued in April Preliminary April sales per workday up ~7% (10)% 0% 10% Jan 24 Feb 24 Mar 24 Apr 24 May 24 Jun 24 Jul 24 Aug 24 Sep 24 Oct 24 Nov 24 Dec 24 Jan 25 Feb 25 Mar 25 YOY Organic Sales Trends Q2 Outlook YOY Reported Sales Up MSD to HSD EBITDA % Down ~50 bps Q1-24 (3)% Q2-24 (1)% Q3-24 (1)% Q4-24 +2% Q1-25 +6%

15 First Quarter Highlights and Outlook Momentum continued in Q1 and building to start Q2; reaffirmed FY25 outlook Positive sales momentum from fourth quarter continued in first quarter with organic sales up 6% YOY ― Growth driven by data center which was up ~70%, along with strong growth in Broadband and OEM ― Continued weakness in our utility business as expected ― Sequential sales better than normal seasonality ― Gross margin relatively stable sequentially with initial improvement in CSS as expected Strategic actions taken; positive momentum building to start the second quarter ― Increased inventory will help manage the potential supply chain impact of global tariffs ― Issued $800 million of 2033 notes that support redemption of our preferred stock in June ― Backlog increased in the first quarter ― Positive momentum with estimated April sales per workday up 7% Full year 2025 outlook reaffirmed based on positive momentum from the first four months of the year ― Focused on cross sell activities and our enterprise-wide gross margin improvement program ― Continuing to execute our tech-enabled business transformation ― Very well positioned to benefit from enduring secular growth trends of AI-driven data centers, increased power generation, electrification, automation, and reshoring

APPENDIX

17 Glossary 1H: First half of fiscal year MTDC: Multi-tenant data center 2H: Second half of fiscal year PF: Pro Forma A/V: Audio/visual PY: Prior Year B2B: Business-to-Business OEM: Original equipment manufacturer COGS: Cost of goods sold OPEX: Operating expenses CIG: Commercial, Institutional and Government ROW: Rest of world CSS: Communications & Security Solutions (strategic business unit) RTW: Return to Workplace EES: Electrical & Electronic Solutions (strategic business unit) SBU: Strategic Business Unit ETR: Effective tax rate Seq: Sequential FCF: Free Cash Flow SVR: Supplier Volume Rebate FTTx: Fiber-to-the-x (last mile fiber optic network connections)   T&D: Transmission and Distribution HSD: High-single digit TTM: Trailing twelve months LDD: Low-double digit UBS: Utility & Broadband Solutions (strategic business unit) LSD: Low-single digit WD: Workday MRO: Maintenance, repair and operating WDCS: Wesco Data Center Solutions MSD: Mid-single digit YOY: Year-over-year

18 Workdays Q1 Q2 Q3 Q4 FY 2024 63 64 64 63 254 2025 62 64 64 63 253 2026 62 64 64 63 253 2023 63 64 63 62 252

19 Organic Sales Growth $ millions Organic sales growth is a non-GAAP financial measure of sales performance. Organic sales growth is calculated by deducting the percentage impact from acquisitions and divestitures for one year following the respective transaction, fluctuations in foreign exchange rates and number of workdays from the reported percentage change in consolidated net sales. Workday impact represents the change in the number of operating days period-over-period after adjusting for weekends and public holidays in the United States. The first quarter of 2025 had one less workday compared to the first quarter of 2024. Three Months Ended Growth/(Decline) March 31, 2025 March 31, 2024 Reported Acquisitions /Divestiture Foreign Exchange Workday Organic Sales EES $ 2,065.3 $ 2,064.3 — % — % (1.8) % (1.6) % 3.4 % CSS 2,000.3 1,704.8 17.3% 2.3% (1.5) % (1.6) % 18.1 % UBS 1,278.1 1,580.9 (19.2) % (12.2) % (0.5) % (1.6) % (4.9) % Total net sales $ 5,343.7 $ 5,350.0 (0.1) % (2.8) % (1.3) % (1.6) % 5.6%

20 Gross Profit and Free Cash Flow $ millions Gross profit is a financial measure commonly used in the distribution industry. Gross profit is calculated by deducting cost of goods sold, excluding depreciation and amortization, from net sales. Gross margin is calculated by dividing gross profit by net sales. Free cash flow is a non-GAAP financial measure of liquidity. Capital expenditures are deducted from operating cash flow to determine free cash flow. Free cash flow is available to fund investing and financing activities. For the three months ended March 31, 2025 and 2024, the Company paid for certain costs related to digital transformation and restructuring. Such expenditures have been added back to operating cash flow to determine free cash flow for such periods. Our calculation of free cash flow may not be comparable to similar measures used by other companies. Three Months Ended Free Cash Flow: March 31, 2025 March 31, 2024 Cash flow provided by operations $ 28.0 $ 746.3 Less: Capital expenditures (20.4) (20.4) Add: Other adjustments 1.8 5.5 Free cash flow $ 9.4 $ 731.4 Percentage of adjusted net income 7.6% 546.2 % Three Months Ended Gross Profit: March 31, 2025 March 31, 2024 Net sales $ 5,343.7 $ 5,350.0 Cost of goods sold (excluding depreciation and amortization) 4,218.1 4,212.1 Gross profit $ 1,125.6 $ 1,137.9 Gross margin 21.1% 21.3%

21 Business Unit Gross Profit and Gross Margin Gross profit is a financial measure commonly used in the distribution industry. Gross profit is calculated by deducting cost of goods sold, excluding depreciation and amortization, from net sales. Gross margin is calculated by dividing gross profit by net sales. Electrical & Electronic Solutions (EES) Gross Profit: March 31, 2025 March 31, 2024 Net Sales $ 2,065.3 $ 2,064.3 Cost of goods sold (excluding depreciation and amortization) 1,594.1 1,580.9 Gross Profit $ 471.2 $ 483.4 Gross Margin 22.8% 23.4% Communications & Security Solutions (CSS) Gross Profit: March 31, 2025 March 31, 2024 Net Sales $ 2,000.3 $ 1,704.8 Cost of goods sold (excluding depreciation and amortization) 1,580.8 1,333.6 Gross Profit $ 419.5 $ 371.2 Gross Margin 21.0% 21.8% Utility & Broadband Solutions (UBS) Gross Profit: March 31, 2025 March 31, 2024 Net Sales $ 1,278.1 $ 1,580.9 Cost of goods sold (excluding depreciation and amortization) 1,043.2 1,297.6 Gross Profit $ 234.9 $ 283.3 Gross Margin 18.4% 17.9% Three Months Ended Three Months Ended Three Months Ended

Adjusted EBITDA – 1Q 2025

$ millions

EBITDA and Adjusted EBITDA by Segment:	Three Months Ended March 31, 2025				
	EES	CSS	UBS	Corporate	Total
Net income attributable to common stockholders	$ 125.1	$ 127.2	$ 130.3	$ (278.6)	$ 104.0
Net (loss) income attributable to noncontrolling interests	(0.1)	0.1	—	(0.1)	(0.1)
Preferred stock dividends	—	—	—	14.4	14.4
Provision for income taxes(1)	—	—	—	36.1	36.1
Interest expense, net(1)	—	—	—	86.3	86.3
Depreciation and amortization	12.2	19.0	7.8	9.4	48.4
EBITDA	$ 137.2	$ 146.3	$ 138.1	$ (132.5)	$ 289.1
Other expense (income), net	4.4	10.9	(0.2)	(14.9)	0.2
Stock-based compensation expense	1.0	1.3	0.4	7.5	10.2
Digital transformation costs(2)	—	—	—	6.2	6.2
Cloud computing arrangement amortization(3)	—	—	—	3.9	3.9
Restructuring costs(4)	—	—	—	1.1	1.1
Adjusted EBITDA	$ 142.6	$ 158.5	$ 138.3	$ (128.7)	$ 310.7
Adjusted EBITDA margin %	6.9 %	7.9 %	10.8 %		5.8 %

(1) The reportable segments do not incur income taxes and interest expense as these costs are centrally controlled through the Corporate tax and treasury functions.

(2) Digital transformation costs include costs associated with certain digital transformation initiatives.

(3) Cloud computing arrangement amortization consists of expense recognized in selling, general and administrative expenses for capitalized implementation costs for cloud computing arrangements to support our digital transformation initiatives.

(4) Restructuring costs include severance costs incurred pursuant to an ongoing restructuring plan.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin % are non-GAAP financial measures that provide indicators of the Company's performance and its ability to meet debt service requirements. For the three months ended March 31, 2025, Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization before other non-operating expenses (income), non-cash stock-based compensation expense, digital transformation costs, cloud computing arrangement amortization, and restructuring costs. For the three months ended March 31, 2024, Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization before other non-operating expenses (income), non-cash stock-based compensation expense, restructuring costs, digital transformation costs, excise taxes on excess pension plan assets related to the final settlement of the Anixter Inc. Pension Plan, and cloud computing arrangement amortization.

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Adjusted EBITDA – 1Q 2024

$ millions

EBITDA and Adjusted EBITDA by Segment:	Three Months Ended March 31, 2024 EES[1]	CSS[1]	UBS	Corporate	Total
Net income attributable to common stockholders	$ 144.9	$ 91.7	$ 160.8	$ (296.0)	$ 101.4
Net (loss) income attributable to noncontrolling interests	(0.4)	0.4	—	0.3	0.3
Preferred stock dividends	—	—	—	14.4	14.4
Provision for income taxes[2]	—	—	—	30.9	30.9
Interest expense, net[2]	—	—	—	94.4	94.4
Depreciation and amortization	11.1	18.1	7.0	9.3	45.5
EBITDA	$ 155.6	$ 110.2	$ 167.8	$ (146.7)	$ 286.9
Other expense (income), net	5.1	19.4	0.8	(3.7)	21.6
Stock-based compensation expense	1.1	1.6	0.8	6.6	10.1
Restructuring costs[3]	—	—	—	8.0	8.0
Digital transformation costs[4]	—	—	—	6.1	6.1
Excise taxes on excess pension plan assets[5]	—	—	—	4.8	4.8
Cloud computing arrangement amortization[6]	—	—	—	2.9	2.9
Adjusted EBITDA	$ 161.8	$ 131.2	$ 169.4	$ (122.0)	$ 340.4
Adjusted EBITDA margin %	7.8 %	7.7 %	10.7 %		6.4 %

[1] In the first quarter of 2025, a portion of the EES reportable segment was moved to the CSS reportable segment as a result of operational realignment. As a result, the reportable segment financial information for the three months ended March 31, 2024 has been recast to conform to the current year presentation. The recast does not impact previously reported condensed consolidated results.

[2] The reportable segments do not incur income taxes and interest expense as these costs are centrally controlled through the Corporate tax and treasury functions.

[3] Restructuring costs include severance costs incurred pursuant to an ongoing restructuring plan.

[4] Digital transformation costs include costs associated with certain digital transformation initiatives.

[5] Excise taxes on excess pension plan assets represent the excise taxes applicable to the excess pension plan assets following the final settlement of the Company's U.S. pension plan.

[6] Cloud computing arrangement amortization consists of expense recognized in selling, general and administrative expenses for capitalized implementation costs for cloud computing arrangements to support our digital transformation initiatives.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin % are non-GAAP financial measures that provide indicators of the Company's performance and its ability to meet debt service requirements. For the three months ended March 31, 2025, Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization before other non-operating expenses (income), non-cash stock-based compensation expense, digital transformation costs, cloud computing arrangement amortization, and restructuring costs. For the three months ended March 31, 2024, Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization before other non-operating expenses (income), non-cash stock-based compensation expense, restructuring costs, digital transformation costs, excise taxes on excess pension plan assets related to the final settlement of the Anixter Inc. Pension Plan, and cloud computing arrangement amortization.

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24 $ millions Adjusted SG&A and Income from Operations Three Months Ended March 31, 2025 March 31, 2024 Adjusted SG&A Expenses: Selling, general and administrative expenses $ 836.3 $ 829.4 Digital transformation costs(1) (6.2) (6.1) Restructuring costs(2) (1.1) (8.0) Excise taxes on excess pension plan assets(3) — (4.8) Adjusted selling, general and administrative expenses $ 829.0 $ 810.5 Percentage of net sales 15.5% 15.1 % Adjusted Income from Operations: Income from operations $ 240.9 $ 263.0 Digital transformation costs(1) 6.2 6.1 Restructuring costs(2) 1.1 8.0 Excise taxes on excess pension plan assets(3) — 4.8 Adjusted income from operations $ 248.2 $ 281.9 Adjusted income from operations margin % 4.6% 5.3 % Adjusted Other (Income) Expense, net: Other expense, net $ 0.2 $ 21.6 Loss on termination of business arrangement(4) (0.3) — Pension settlement cost(5) — (5.5) Adjusted other (income) expense, net $ (0.1) $ 16.1 Adjusted Provision for Income Taxes: Provision for income taxes $ 36.1 $ 30.9 Income tax effect of adjustments to income from operations and other (income) expense, net(6) 2.0 6.6 Adjusted provision for income taxes $ 38.1 $ 37.5 (1) Digital transformation costs include costs associated with certain digital transformation initiatives. (2) Restructuring costs include severance costs incurred pursuant to an ongoing restructuring plan. (3) Excise taxes on excess pension plan assets represent the excise taxes applicable to the excess pension plan assets following the final settlement of the Company's U.S. pension plan. (4) Loss on termination of business arrangement represents the loss recognized as a result of management's decision to terminate a business arrangement with a third party. (5) Pension settlement cost represents expense related to the final settlement of the Company's U.S. pension plan. (6) The adjustments to income from operations and other (income) expense, net have been tax effected at rates of 26.4% and 27.0% for the three months ended March 31, 2025 and 2024, respectively.

Adjusted Earnings Per Diluted Share 25 $ millions Three Months Ended Adjusted Earnings per Diluted Share: March 31, 2025 March 31, 2024 Adjusted income from operations $ 248.2 $ 281.9 Interest expense, net 86.3 94.4 Adjusted other (income) expense, net (0.1) 16.1 Adjusted income before income taxes 162.0 171.4 Adjusted provision for income taxes 38.1 37.5 Adjusted net income 123.9 133.9 Net (loss) income attributable to noncontrolling interests (0.1) 0.3 Adjusted net income attributable to WESCO International, Inc. 124.0 133.6 Preferred stock dividends 14.4 14.4 Adjusted net income attributable to common stockholders $ 109.6 $ 119.2 Diluted shares 49.6 51.9 Adjusted earnings per diluted share $ 2.21 $ 2.30 For the three months ended March 31, 2025, SG&A expenses, income from operations, other non-operating (income) expense, the provision for income taxes and earnings per diluted share have been adjusted to exclude digital transformation costs, restructuring costs, the loss on termination of business arrangement, and the related income tax effects. For the three months ended March 31, 2024, SG&A expenses, income from operations, other non-operating expense, the provision for income taxes and earnings per diluted share have been adjusted to exclude digital transformation costs, restructuring costs, pension settlement cost and excise taxes on excess pension plan assets related to the final settlement of the Anixter Inc. Pension Plan, and the related income tax effects. These non-GAAP financial measures provide a better understanding of our financial results on a comparable basis.

Twelve Months Ended Financial Leverage: March 31, 2025 December 31, 2024 Net income attributable to common stockholders $ 662.8 $ 660.2 Net income attributable to noncontrolling interests 1.4 1.8 Preferred stock dividends 57.4 57.4 Provision for income taxes 236.7 231.6 Interest expense, net 356.9 364.9 Depreciation and amortization 186.1 183.2 EBITDA $ 1,501.3 $ 1,499.1 Other income, net (114.0) (92.7) Stock-based compensation expense 29.0 28.9 Digital transformation costs(1) 25.0 24.9 Restructuring costs(2) 5.1 12.1 Cloud computing arrangement amortization(3) 15.2 14.1 Loss on abandonment of assets(4) 17.8 17.8 Excise taxes on excess pension plan assets(5) 0.1 4.9 Adjusted EBITDA $ 1,479.5 $ 1,509.1 As of March 31, 2025 December 31, 2024 Short-term debt and current portion of long-term debt, net $ 21.0 $ 19.5 Long-term debt, net 5,136.6 5,045.5 Debt issuance costs and debt discount(6) 57.9 47.2 Fair value adjustments to the Anixter Senior Notes(6) — (0.1) Total debt 5,215.5 5,112.1 Less: Cash and cash equivalents 681.6 702.6 Total debt, net of cash $ 4,533.9 $ 4,409.5 Financial leverage ratio 3.1 2.9 Financial Leverage 26 $ millions (1) Digital transformation costs include costs associated with certain digital transformation initiatives. (2) Restructuring costs include severance costs incurred pursuant to an ongoing restructuring plan. (3) Cloud computing arrangement amortization consists of expense recognized in selling, general and administrative expenses for capitalized implementation costs for cloud computing arrangements to support our digital transformation initiatives. (4) Loss on abandonment of assets represents the write-off of certain capitalized cloud computing arrangement implementation costs relating to a third-party developed operations management software product in favor of an application with functionality that better suits the Company’s operations. (5) Excise taxes on excess pension plan assets represent the excise taxes applicable to the excess pension plan assets following the final settlement of the Company's U.S. pension plan. (6) Debt is presented in the condensed consolidated balance sheets net of debt issuance and debt discount costs, and includes adjustments to record the long-term debt assumed in the merger with Anixter at its acquisition date fair value. Financial leverage ratio is a non-GAAP measure of the use of debt. Financial leverage ratio is calculated by dividing total debt, excluding debt issuance costs, debt discount and fair value adjustments, net of cash, by adjusted EBITDA. EBITDA is defined as the trailing twelve months earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as the trailing twelve months EBITDA before other non-operating expenses (income), non-cash stock-based compensation expense, digital transformation costs, restructuring costs, cloud computing arrangement amortization, loss on abandonment of assets, and excise taxes on excess pension plan assets related to the final settlement of the Anixter Inc. Pension Plan.

Inter-Segment Business Transfer – 1Q24 and 2Q24

$ millions

(In millions)	Three Months Ended March 31, 2024 EES	CSS	UBS	Reportable Segments Total
Net sales	$ 2,064.3	$ 1,704.8	$ 1,580.9	$ 5,350.0
Less:				
Cost of goods sold (excluding depreciation and amortization)	1,580.9	1,333.6	1,297.6	4,212.1
Selling, general and administrative payroll expenses (1)(3)	212.7	149.6	68.0	430.3
Other segment items (2)	108.9	90.4	45.9	245.2
Adjusted EBITDA	$ 161.8	$ 131.2	$ 169.4	$ 462.4
Adjusted EBITDA margin %	7.8%	7.7%	10.7%	

(1) Selling, general and administrative payroll expenses includes salaries, benefits, commissions, incentives, temporary labor, and other payroll expenses.

(2) Other segment items primarily includes allocated expenses (which includes employee-related allocations), transportation costs, facility costs (including rent and utilities), employee expenses (including travel and entertainment), credit losses, professional and consulting fees, supplies, real estate and personal property taxes, sales promotion expenses, and gains (losses) on the sale, disposal, or abandonment of property and equipment.

(3) Stock-based compensation expense is excluded from selling, general and administrative payroll expenses, as this is an adjustment to calculate adjusted EBITDA.

(In millions)	Three Months Ended June 30, 2024 EES	CSS	UBS	Reportable Segments Total
Net sales	$ 2,134.5	$ 1,904.3	$ 1,440.9	$ 5,479.7
Less:				
Cost of goods sold (excluding depreciation and amortization)	1,623.1	1,492.0	1,166.6	4,281.7
Selling, general and administrative payroll expenses (1)(3)	212.6	157.0	58.2	427.8
Other segment items (2)	108.6	99.8	42.6	251.0
Adjusted EBITDA	$ 190.2	$ 155.5	$ 173.5	$ 519.2
Adjusted EBITDA margin %	8.9%	8.2%	12.0%	

(1) Selling, general and administrative payroll expenses includes salaries, benefits, commissions, incentives, temporary labor, and other payroll expenses.

(2) Other segment items primarily includes allocated expenses (which includes employee-related allocations), transportation costs, facility costs (including rent and utilities), employee expenses (including travel and entertainment), credit losses, professional and consulting fees, supplies, real estate and personal property taxes, sales promotion expenses, and gains (losses) on the sale, disposal, or abandonment of property and equipment.

(3) Stock-based compensation expense is excluded from selling, general and administrative payroll expenses, as this is an adjustment to calculate adjusted EBITDA.

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Inter-Segment Business Transfer – 3Q24 and 4Q24

$ millions

(In millions)	Three Months Ended September 30, 2024			
	EES	CSS	UBS	Reportable Segments Total
Net sales	$ 2,110.4	$ 1,995.9	$ 1,383.1	$ 5,489.4
Less:				
Cost of goods sold (excluding depreciation and amortization)	1,598.6	1,556.7	1,121.4	4,276.7
Selling, general and administrative payroll expenses (1)(3)	216.8	160.4	60.9	438.1
Other segment items (2)	113.7	98.6	44.3	256.6
Adjusted EBITDA	$ 181.3	$ 180.2	$ 156.5	$ 518.0
Adjusted EBITDA margin %	8.6%	9.0%	11.3%	

(1) Selling, general and administrative payroll expenses includes salaries, benefits, commissions, incentives, temporary labor, and other payroll expenses.

(2) Other segment items primarily includes allocated expenses (which includes employee-related allocations), transportation costs, facility costs (including rent and utilities), employee expenses (including travel and entertainment), credit losses, professional and consulting fees, supplies, real estate and personal property taxes, sales promotion expenses, and gains (losses) on the sale, disposal, or abandonment of property and equipment.

(3) Stock-based compensation expense is excluded from selling, general and administrative payroll expenses, as this is an adjustment to calculate adjusted EBITDA.

(In millions)	Three Months Ended December 31, 2024			
	EES	CSS	UBS	Reportable Segments Total
Net sales	$ 2,082.5	$ 2,087.1	$ 1,330.1	$ 5,499.7
Less:				
Cost of goods sold (excluding depreciation and amortization)	1,598.5	1,652.8	1,084.4	4,335.7
Selling, general and administrative payroll expenses (1)(3)	200.0	159.6	57.8	417.4
Other segment items (2)	117.6	102.9	43.8	264.3
Adjusted EBITDA	$ 166.4	$ 171.8	$ 144.1	$ 482.3
Adjusted EBITDA margin %	8.0%	8.2%	10.8%	

(1) Selling, general and administrative payroll expenses includes salaries, benefits, commissions, incentives, temporary labor, and other payroll expenses.

(2) Other segment items primarily includes allocated expenses (which includes employee-related allocations), transportation costs, facility costs (including rent and utilities), employee expenses (including travel and entertainment), credit losses, professional and consulting fees, supplies, real estate and personal property taxes, sales promotion expenses, and gains (losses) on the sale, disposal, or abandonment of property and equipment.

(3) Stock-based compensation expense is excluded from selling, general and administrative payroll expenses, as this is an adjustment to calculate adjusted EBITDA.

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Inter-Segment Business Transfer – FY23 and FY24

$ millions

(In millions)	Year Ended December 31, 2023 EES	CSS	UBS	Reportable Segments Total
Net sales	$ 8,449.8	$ 7,312.7	$ 6,622.7	$ 22,385.2
Less:				
Cost of goods sold (excluding depreciation and amortization)	6,455.7	5,645.1	5,440.7	17,541.5
Selling, general and administrative payroll expenses (1)(3)	861.0	605.2	275.5	1,741.7
Other segment items (2)	426.9	357.4	167.2	951.5
Adjusted EBITDA	$ 706.2	$ 705.0	$ 739.3	$ 2,150.5
Adjusted EBITDA margin %	8.4%	9.6%	11.2%	

(1) Selling, general and administrative payroll expenses includes salaries, benefits, commissions, incentives, temporary labor, and other payroll expenses.

(2) Other segment items primarily includes allocated expenses (which includes employee-related allocations), transportation costs, facility costs (including rent and utilities), employee expenses (including travel and entertainment), credit losses, professional and consulting fees, supplies, real estate and personal property taxes, sales promotion expenses, and gains (losses) on the sale, disposal, or abandonment of property and equipment.

(3) Stock-based compensation expense is excluded from selling, general and administrative payroll expenses, as this is an adjustment to calculate adjusted EBITDA.

(In millions)	Year Ended December 31, 2024 EES	CSS	UBS	Reportable Segments Total
Net sales	$ 8,391.7	$ 7,692.1	$ 5,735.0	$ 21,818.8
Less:				
Cost of goods sold (excluding depreciation and amortization)	6,401.0	6,035.2	4,670.0	17,106.2
Selling, general and administrative payroll expenses (1)(3)	842.1	626.6	244.9	1,713.6
Other segment items (2)	448.8	391.5	176.7	1,017.0
Adjusted EBITDA	$ 699.8	$ 638.8	$ 643.4	$ 1,982.0
Adjusted EBITDA margin %	8.3%	8.3%	11.2%	

(1) Selling, general and administrative payroll expenses includes salaries, benefits, commissions, incentives, temporary labor, and other payroll expenses.

(2) Other segment items primarily includes allocated expenses (which includes employee-related allocations), transportation costs, facility costs (including rent and utilities), employee expenses (including travel and entertainment), credit losses, professional and consulting fees, supplies, real estate and personal property taxes, sales promotion expenses, and gains (losses) on the sale, disposal, or abandonment of property and equipment.

(3) Stock-based compensation expense is excluded from selling, general and administrative payroll expenses, as this is an adjustment to calculate adjusted EBITDA.

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